Exhibit 99.1

Fall 2021 NASDAQ: FVCB

Forward - Looking Statements; Non - GAAP Information This presentation contains forward - looking statements within the meaning of Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or the results of operations and policies of FVCBankcorp , Inc . (“FVCB”) and regarding general economic conditions . These forward - looking statements include, but are not limited to, statements about ( i ) FVCB’s plans, obligations, expectations and intentions and (ii) other statements that are not historical facts . In some cases, forward - looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases . These statements are based upon the expectations, beliefs and assumptions of the management of FVCB as to the expected outcomes of future events, current and anticipated economic conditions, nationally and in FVCB’s markets, and their impact on the operations and assets of FVCB, interest rates and interest rate policy, competitive factors and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant risks and uncertainties . Factors that could cause results and outcomes to differ materially include, among others : the risk that the cost savings, any revenue synergies and other anticipated benefits of the proposed merger of FVCB with and into Blue Ridge Bankshares , Inc . (“BRBS”) may not be realized or may take longer than anticipated to be realized, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the condition of the economy and competitive factors in areas where BRBS and FVCB do business ; the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement between FVCB and BRBS ; the failure to obtain necessary regulatory approvals for the proposed merger (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction) ; the failure to obtain shareholder approvals or to satisfy any of the other conditions related to the proposed merger on a timely basis or at all ; the possibility that the proposed merger of FVCB with and into BRBS may be more expensive to complete than anticipated, including as a result of unexpected factors or events ; the diversion of FVCB management’s attention from ongoing business operations and opportunities ; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed merger ; the ability to complete the transaction and integration of FVCB and BRBS successfully ; other expected growth opportunities ; changes in FVCB’s operating or expansion strategy ; availability of and costs associated with obtaining timely sources of liquidity ; the ability to maintain credit quality ; possible adverse rulings, judgments, settlements and other outcomes of pending litigation ; the ability of FVCB to collect amounts due under loan agreements ; changes in consumer preferences ; effectiveness of FVCB’s interest rate risk management strategies ; laws and regulations affecting financial institutions in general or relating to taxes ; the effect of pending or future legislation ; changes in interest rates and capital markets, inflation, customer borrowing, repayment, investment and deposit practices ; customer disintermediation ; the introduction, withdrawal, success and timing of business initiatives ; competitive conditions and other risk factors described in FVCB’s filings with the SEC . For a discussion of these and other factors, please review the “Cautionary Note Regarding Forward - Looking Statements” and “Risk Factors” in FVCB’s Annual Report on Form 10 - K for the year ended December 31 , 2020 and Quarterly Reports on Form 10 - Q for the quarters ended March 31 , 2021 , June 30 , 2021 , and September 30 , 2021 . Because of these uncertainties and the assumptions on which this discussion and the forward - looking statements are based, actual future operations and results in the future may differ materially from those indicated herein . Readers are cautioned against placing undue reliance on such forward - looking statements . Past results are not necessarily indicative of future performance . FVCB assumes no obligation to revise, update, or clarify forward - looking statements to reflect events or conditions after the date of this release . Use of Non - GAAP Financial Measures This presentation includes certain financial information that is calculated and presented on the basis of methodologies that are not in accordance with U . S . Generally Accepted Accounting Principles (“GAAP”) . These non - GAAP financial measures include pre - tax pre - provision return on average assets, pre - tax pre - provision return on average equity, tangible book value, tangible common equity, tangible assets and efficiency ratio . The non - GAAP financial measures included in this presentation do not replace the presentation of FVCB’s GAAP financial results, should not be considered as a substitute for operating results determined in accordance with GAAP and may not be comparable to other similarly titled measures of other companies . These measurements provide supplemental information to assist management, as well as certain investors, in analyzing FVCB’s core business, capital position and results of operations . FVCB has chosen to provide this additional information to investors because it believes that these measures are meaningful in assisting investors to evaluate FVCB’s core ongoing operations, results and financial condition . Reconciliations of the non - GAAP financial measures provided in this presentation to the most directly comparable GAAP measures can be found in the appendix of this presentation . 2

Important Information about the Merger and Where to Find It To be provided by Troutman 3 This presentation does not constitute an offer to sell or the solicitation of an offer to buy securities of FVCB or BRBS or a solicitation of any vote or approval . In connection with the proposed merger of FVCB with and into BRBS (the “Merger”), BRBS intends to file with the SEC a registration statement on Form S - 4 , which will include a joint proxy statement/ prospectus to be mailed to shareholders of both FVCB and BRBS . SECURITY HOLDERS OF FVCB AND BRBS ARE ADVISED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS WHEN THEY BECOME AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING FVCB, BRBS AND THE MERGER . Security holders may obtain free copies of these documents, once they are filed, and other documents filed with the SEC by BRBS or FVCB on the SEC’s website at http : //www . sec . gov . Security holders will also be able to obtain these documents, once they are filed, free of charge, by requesting them in writing from Brian K . Plum, Blue Ridge Bankshares , Inc . , 17 West Main Street, Luray, Virginia 22835 , or by telephone at (540) 743 - 6521 , or from David W . Pijor, FVCBankcorp , Inc . , 11325 Random Hills Road, Fairfax, Virginia 22030 or by telephone at (703) 436 - 3800 . FVCB, BRBS and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of FVCB and BRBS in connection with the Merger . Information about the directors and executive officers of FVCB and their ownership of FVCB’s common stock is set forth in FVCB’s proxy statement in connection with its annual meeting of shareholders, as previously filed with the SEC on April 8 , 2021 . Information about the directors and executive officers of BRBS and their ownership of BRBS’s common stock is set forth in BRBS’s proxy statement in connection with its annual meeting of shareholders, as previously filed with the SEC on April 30 , 2021 . Additional information regarding the interests of those persons and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the Merger when it becomes available . You may obtain free copies of each document as described in the preceding paragraph .

FVCB Company Snapshot


LPO
6
8
7
3
4
9
1
2
5
Germantown
Columbia
Sterling
Centreville
Bowie
Alexandria

	Address	City , State	Total Deposits ($000)	5-Year CAGR (%)
1	11325 Random Hills Rd	Fairfax, VA	760,971	22.21
2	7900 Sudley Rd	Manassas, VA	413,683	22.32
3	11260 Roger Bacon Dr	Reston, VA	214,538	10.58
4	2500 Wilson Blvd	Arlington, VA	141,071	12.64
5	6975 Springfield Blvd	Springfield, VA	61,092	10.21
6	224 Albemarle St	Baltimore, MD	29,589	14.23
7	6929 Arlington Rd	Bethesda, MD	30,081	20.27
8	1600 E Gude Dr	Rockville, MD	18,646	(19.99)
9	1301 9th St NW	Washington, DC	39,827	(8.40)

(1) Financial data as of or annualized for the three months ended September 30, 2021, unless otherwise noted
(2) Nonperforming assets defined as nonaccruals, loans past-due 90 days or more, and other real estate owned

Dollar values in thousands, except per share data

Financial Highlights [1]	
Total Assets	$1,997,902
Gross Loans	$1,473,483
Total Deposits	$1,709,498
Tangible Common Equity	$196,070
TCE / TA	9.81%
MRQ Pre-tax pre-provision ROAA	1.48%
MRQ Pre-tax pre-provision ROAE	14.90%
MRQ Net Interest Margin	2.97%
MRQ Operating Efficiency Ratio	53.14%
NPAs[2] / Assets	0.38%

Capitalization Detail [1]	
Common Shares Outstanding (actual)	13,686,752
Options Outstanding	1,570,890
Average Weighted Strike Price of Options	$8.29
Restricted Stock Units (Exluded from share count)	166,649
Basic Tangible Book Value per Share	$14.33
MRQ EPS Annualized	$1.28

FVCBankcorp, Inc.
4

An Attractive Investment Opportunity in the DC and Baltimore MSAs 5 • Sixth largest MSA with favorable demographics, economic trends and business investments • Recent consolidation in local markets has created growth opportunities for remaining firms • Organic CAGRs in excess of 14 % for assets, loans, deposits and pre - tax income since 2016 • Pre - tax pre - provision ROAA and ROAE of 1.48% and 14.90%, respectively, for the most recent quarter • Commercial focused lending portfolio with small average loan balances that further mitigates risk • Emphasis on credit administration and risk management; comprehensive policies and procedures enabling the maintenance of strong asset quality • Strategy of full service relationship banking helps support FVCB’s margin • Treasury management tools allow FVCB to compete against larger competitors and attract sophisticated commercial and government customers • Hands on management team with intimate knowledge of clients, credits, markets and employees • Proven track record of growth at varying institutions within the DC MSA Well positioned in one of the most attractive banking markets in the U.S. Track record of exceptional growth and strong profitability Disciplined, low risk commercial balance sheet Strong core deposit base Experienced leadership team

1 Well Positioned In One of the Most Attractive Markets in the U.S.

Top 10 MSAs By Population

Market Name	Population	2025 Proj. Population CAGR (%)	Median Household Income	2025 Proj. Income CAGR (%)	5 Yr. Historical Deposit CAGR (%)
New York-Newark-Jersey City	19,326,240	0.15	82,805	2.39	2.7
Los Angeles-Long Beach-Anaheim	13,384,797	0.50	76,225	2.58	6.8
Chicago-Naperville-Elgin	9,479,301	0.02	74,285	2.21	2.5
Dallas-Fort Worth-Arlington	7,660,453	1.44	73,009	2.01	7.6
Houston-The Woodlands-Sugar Land	7,170,379	1.46	67,790	0.55	-0.7
Washington-Arlington-Alexandria	**6,346,402**	**0.92**	**107,029**	**1.74**	**5.9**
Miami-Fort Lauderdale-Pompano Beach	6,324,937	1.24	60,197	2.20	4.8
Philadelphia-Camden-Wilmington	6,116,324	0.25	74,223	2.15	-2.1
Atlanta-Sandy Springs-Alpharetta	6,073,585	1.20	71,946	2.49	6.4
Phoenix-Mesa-Chandler, AZ	4,991,128	1.39	67,981	2.38	8.9

Source: S&P Global Market Intelligence; FDIC, Proximityone.com, DC Department of Employment Services, Maryland Department of Labor, Licensing and Regulation, US News and World Report

Vibrant Economy

- Washington D.C. and Baltimore MSAs contain 30 and 7 Fortune 1000 companies, respectively
- Over 3.3 million private sector employees and nearly 1 million public sector employees in the Washington D.C. and Baltimore MSAs
- Virginia was ranked the 1st best state for business in 2021 by CNBC
- Both states have large workforce populations spanning several generational demographic cohorts
- 9 of the top 30 wealthiest counties in the nation are located in Washington DC and Baltimore MSAs
- Numerous Government Contracting entities support government functions
- With over 30 banks acquired in these markets over the past five years, there are limited investment opportunities to invest in community banks in this market

FVCBankcorp, Inc.
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Colombo contribution 7 Total Assets ($M) Total Loans, Net of Fees ($M) Total Deposits ($M) CAGR: 18.0% CAGR: 13.7% CAGR: 18.1% Organic YOY Growth Rate Organic YOY Growth Rate (1) Organic YOY Growth Rate Organic Growth Track Record of Exceptional Growth and Strong Profitability Relationship Driven Model Continues to Create Balance Sheet Leverage 23.3% 15 .8% 9.5% 24 .6% 18.5% 11.4% 23.1% 15 .8% 11.8% 14.2% 3.3% 6.3% 23.8% 19 .6% 10.3% 10.8% 19.1% 12.9% (1) Organic year - over - year loan growth excludes PPP loan originations.

(1) Excludes one - time transaction costs of $3.3 million for 2018 and $0.13 million for 2019 and branch closure costs in 2020 of $0.68 million (2) Represents YTD 2021 pre - tax pre - provision income and excludes merger - related expenses and accelerated debt issuance costs of $1.5 million recorded during 2021. 8 Pre - Tax Pre - Provision Income ($M) Efficiency Ratio (%) Net Interest Margin (%) Drivers of Earnings Growth : • Continued leverage and upside on Colombo franchise • Continued growth in legacy D . C . and Virginia markets • Deposit cost decreases across customer base to reflect rate environment Track Record of Exceptional Growth and Strong Profitability Stable Margin and Improving Efficiency Produce An Attractive Earnings Stream

Disciplined, Low-Risk Commercial Balance Sheet

Well Diversified Commercial Portfolio

C&I Portfolio ($000s)	Balance	% of Portfolio	Yield
Commercial and Industrial	$215,574	14.6%	4.16 %
Owner Occupied CRE	$195,492	13.3%	4.49 %
Total C&I	**$411,066**	**27.9%**	**4.32 %**
Commercial Real Estate Portfolio	**Balance**	**% of Portfolio**	**Yield**
Nonowner Occupied CRE	$565,530	38.4%	4.17 %
Multifamily	$111,633	7.6%	3.89 %
Construction & Development	$207,060	14.1%	4.10 %
Total CRE	**$884,223**	**60.0%**	**4.12 %**
Other Loans	**Balance**	**% of Portfolio**	**Yield**
Residential 1-4	$47,645	3.2%	3.59 %
Residential 1-4 Investment Property	$71,011	4.8%	4.33 %
Home Equity Lines	$45,317	3.1%	3.82 %
Other Loans	$14,221	1.0%	6.43 %
Total Loans	$1,473,483		4.42 %



C&I
28.0%
CRE
60.2%
Other
11.8%

Non-Owner Occupied CRE & Construction

($000s) CRE Type	Balance	% of Total Loans (excl. PPP Loans)	LTV (Maximum Bank Guidelines)	DSC (Minimum Bank Guidelines)
Multi-family	$102,382	6.74%	80%	1.2
Retail	$187,121	12.28%	75%	1.2
Office	$100,658	7.13%	75%	1.2
Hotel	$57,732	3.66%	65%	1.3
Construction	$163,942	12.04%	75%	-
AD&C	$5,108	0.17%	65%	-
Land	$38,011	2.93%	60%	-
Industrial	$108,267	7.96%	75%	1.2
Mixed Use	$81,776	5.97%	75%	1.2
Special Use	$18,202	1.41%	65%	1.05 - 1.30
Other	$21,026	1.45%	65%-80%	1.2 -1.3
Total Non Owner Occupied	**$884,223**			

Positioning For Future Growth

- 19 loan officers with deep connections to the markets; average experience of over 20 years
- Focused effort on commercial, real estate and small business, including government contracting.
- Expanded focus on government contracting provides large source of growth potential
- Small average loan balance helps mitigate risk
  - C&I average loan size: $235,000
  - CRE average loan size: $1.13 million

FVCBankcorp, Inc.
9

10 Net Charge - Offs (Recoveries) / Average Loans Asset Quality Trends Over Time¹ Well - Reserved Loan Portfolio (1) Nonperforming assets defined as nonaccruals, loans past - due 90 days or more, and other real estate owned ($000s) Nonperforming Loans (NPLs) OREO Disciplined, Low - Risk Commercial Balance Sheet Proven History of Strong Credit Metrics ($000s) ALLL Balance at 12/31/2020 $14,958 Net Charge-Offs (595) Provision for Loan Losses $0 ALLL Balance at 09/30/2021 $14,363 Remaining Fair Value Discount $829 Total Effective Reserve $15,192 Loans, Net of Fees (excluding PPP Loans) at 09/30/2021 $1,410,838 ALLL Coverage 1.02% Remaining Mark Coverage 0.06% Effective Reserve Coverage 1.08%

Strong Core Deposit Base • Full service relationships continue to drive core deposit growth ‒ Approximately $1.02 billion in loans, or 80% of the commercial loan portfolio, retain a deposit relationship with the bank • Growth in commercial accounts provide cross selling opportunities with FVCB’s technology investment ‒ $1.36 billion in commercial deposits, across 7,224 accounts, with an average rate of 0.20% ‒ Treasury management tools and high - touch service allows FVCB to compete for larger clients • $91.8 million in public funds at an average rate of 0.30% 11 Deposit Portfolio Composition As of 09/30/2016 As of 9/30/2021 09/30/16 Cost of Deposits: 0.76 % Deposit Composition By Delivery Channel MRQ Cost of Deposits: 0.42% ($000s) Commercial Retail Public Wholesale Balance Wtd. Cost Balance Wtd. Cost Balance Wtd. Cost Balance Wtd. Cost DDA $ 523,980 – $ 24,683 0.00% $ 00 – $ 00 – Now / Transactions $ 575,637 0.21% $ 12,913 0.13% $ 100 0.35% $ 00 – Savings / MMDA $ 176,985 0.42% $ 100,605 0.32% $ 43,957 0.43% $ 00 – Time Deposits $ 83,759 1.03% $ 84,144 0.92% $ 47,735 0.19% $ 35,000 0.47 % Total $ 1,360,361 0.21% $ 222,345 0.50% $ 91,792 0.30% $ 35,000 0.47 % Total Deposits $ 1,709,498 0.42%

Experienced Leadership Team Management Team With Strong Ties to The Market… 12 FVCB’s executive m ana g e me n t t eam c onsi s t s o f seven o ffice r s with o v e r 185 y e a r s o f c o mbined e xperienc e in the W a shin gt on, D. C . m e t r o poli t an a r ea • D a v i d P ij or w a s the f o u n d i ng Ch a irm an o f the B o a r d o f James M on r o e Bancorp , which o pen e d in J une 1998 in Arli n g t on, V A, a n d w a s in s t rume n t al i n the g r o wth a n d s t r a t e g i c di r ection o f the b ank u n ti l it s s ale t o Me r c a n til e Ban k sha r e s C orp o r a tion i n 200 6 f or $143. 8 m illion Name Current Position Prior Community Bank Experience Years Years at FVCB Experience David W. Pijor Chairman & CEO, Company and Bank James Monroe Bancorp 22 14 Patricia A. Ferrick President, Company and Bank Southern Financial Bancorp, Potomac Bank of Virginia 34 14 B. Todd Dempsey EVP and Chief Operating Officer, Company and Bank United Bank 40 14 William G. Byers EVP and Chief Lending Officer, Company and Bank Middleburg Bank, Century National Bank 27 10 Michael G. Nassy EVP and Chief Credit Officer, Company and Bank City First Bank of DC, National Cooperative Bank 21 9 Sharon L. Jackson EVP and Chief Deposit Officer, Company and Bank MainStreet Bank 35 5 Jennifer L. Deacon EVP and Chief Financial Officer, Company and Bank Cardinal Financial Corp. 24 4

Experienced Leadership Team

...Governed and Supported By An Exceptional Board

David Pijor
Chairman & CEO

- Served as Chairman of the Board and CEO of FVCB since its organization
- Lead organizer, Chairman of the Board and General Counsel of James Monroe Bank from its inception to sale to Mercantile Bankshares

L. Burwell Gunn Jr.
Vice Chairman

- Served as Vice Chairman of the Board since 2015
- Served as President and COO of FVCB from 2008 to 2013
- Served as CEO and President of Cardinal Bank from 1997 to 1999

	Bio
Patricia Ferrick President & Director	• Serves as President of the Bank and Company • CFO and EVP from FVCB's inception until June of 2017 • Former auditor at KPMG
Scott Laughlin Director	• Co-owner of LMO Advertising • Advisor at First Juice, Inc. and Ardent Capital
Tom Patterson Director	• Former Attorney with Linowes and Blocher, LLP • Served as Director at James Monroe Bank • Vice President of Friendship Place non-profit
Devin Satz Director	• Founder of Synchronous Knowledge, Inc. until its sale to IMS Health Incorporated in 2005 • Retired from the U.S. Air Force in 1999
Larry Schwartz Director	• Retired Partner with PBMares LLP • Former Director of Annapolis Bancorp
Meena Krishnan Director	• Joined the Board January 2021 • Founder, President and Chief Executive Officer of Inoventures, LLC and SciMetrika, LLC, a subsidiary of Inoventures, LLC

	Bio
Morty Bender Director	• Served as Director of the Board since 2018 • Previous Chairman, President and Principal Owner of Colombo Bank for 16 years until its sale to FVCB in 2018
Sidney Simmonds Director	• President of Simmonds & Klima, Ltd • Served as Chairman of the Board at 1st Commonwealth Bank of Virginia • Served as Director of Bank of Northern Virginia
Daniel Testa Director	• Owner, President and CEO of TCI since 1980 • Serves as Director of Advanced Solutions International
Phillip Wills Director	• Manages various Wills family real estate development firms • Co-founded Church Investments and Consolidated Green Services
Steven Wiltse Director	• Partner and Co-founder of Argy, Wiltse & Robinson, P.C. • Served as Director at Cardinal Financial Corp

FVCBankcorp, Inc.

13

Merger-of-Equals Transaction with Blue Ridge Bankshares, Inc.

Creating A Premier Financial Institution in Attractive Growth Markets


PENNSYLVANIA
MARYLAND
Baltimore
Rockville
Fairfax
Washington, DC
WEST VIRGINIA
Harrisonburg
Fredericksburg
Charlottesville
Lancaster County
VIRGINIA
Richmond
Charlotte County
Virginia Beach
Stuart
Martinsville
NORTH CAROLINA
Greensboro
BRBS Headquarters
BRBS Branches (33)
FVCB Headquarters
FVCB Branches (10)

Projected 2021-2026 Population Growth (%) in Key MSAs


4.21
4.05
3.80
3.73
3.61
2.14
1.43
2.91
Greensboro (NC)
Washington DC
Charlottes-ville (VA)
Richmond (VA)
Harrisonburg (VA)
Virginia Beach (VA)
Baltimore (MD)
National Average

Median Household Income ($K) in Key MSAs


109.2
87.3
79.1
73.3
70.4
60.8
53.8
67.8
Washington DC
Baltimore (MD)
Charlottes-ville (VA)
Richmond (VA)
Virginia Beach (VA)
Harrisonburg (VA)
Greensboro (NC)
National Average

Significant Scale	Attractive Returns	Operating Leverage	Enhanced Liquidity
~$5B	~16%	~56%	~$625M
Assets at Close	'22 ROATCE	Efficiency Ratio	Market Cap[1]

1) Pro forma market capitalization is based on BRBS share price of $18.03 as of July 13, 2021 and 34,691,823 pro forma shares outstanding

Note: Branch footprint excludes BRBS loan production offices

FVCBankcorp, Inc.

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Transformational Partnership Driving Top - Tier Performance Capitalizing on Scarcity Value and Creating Operating Leverage in Our Core Markets Strategically Compelling Enhanced scale to drive increased growth and profitability Strong, affluent, growing markets of operation Enhanced revenue streams with increased sources of fee income Powerful operating leverage Creation of a stronger franchise with greater scarcity value Low - cost deposit base (0.41% cost of deposits) with ~30% non - interest bearing accounts Additional scale and expertise to support FinTech efforts Financially Attractive 16%+ 2022 and 2023 EPS accretion to BRBS shareholders (assuming illustrative phase - in of cost savings at 100%) 12%+ 2022 and 2023 EPS accretion to FVCB shareholders (assuming illustrative phase - in of cost savings at 100%) ~5.7% TBVPS dilution with an earnback of ~2.1 years Strong accretion to profitability metrics and meaningful capital generation Low - Risk Transaction Substantial due diligence completed by both parties Experienced management teams with significant integration experience Embedded purchase accounting marks provide additional capital support 15

Consideration & Transaction Pricing 100% stock consideration Fixed exchange ratio of 1.1492 BRBS shares for each FVCB share outstanding Assumes FVCB options are rolled over into BRBS options Aggregate consideration of ~$306.6M BRBS will be both the legal and accounting acquirer Pro Forma Ownership Approximately 52.5% BRBS / 47.5% FVCB on a fully diluted basis Leadership David W. Pijor: Executive Chairman (FVCB) Brian K. Plum: Chief Executive Officer (BRBS) Patricia A. Ferrick: President; President and Bank CEO (FVCB) Jennifer L. Deacon: Chief Financial Officer (FVCB) Combining best talent from both companies Board of Directors Equal Board split: 8 members from BRBS and 8 members from FVCB for a total of 16 directors Chairman of the Board: David W. Pijor (Current FVCB Chairman & CEO) Lead Independent Director: to be selected from BRBS Board Brian K. Plum and Patricia A. Ferrick to be named Directors Headquarters Holding Company Headquarters: Fairfax, VA Timing and Required Approvals Approval of BRBS and FVCB shareholders Customary regulatory approvals Anticipated closing in the fourth quarter of 2021 or early first quarter 2022 Summary of Key Transaction Terms 16

Key Merger Model Assumptions 2022 Earnings Assumptions ▪ BRBS internal targeted EPS of $1.75 in 2022, or ~$32.9M in aggregate ▪ FVCB internal targeted EPS of $1.95 in 2022, or ~$28.3M in aggregate Estimated One - Time Merger Costs ▪ $25 million (pre - tax) Estimated Cost Savings ▪ 15% of combined non - interest expense, excluding mortgage banking related expenses ▪ ~$11M in 2022 (75% phase - in) and ~$16M in 2023 (100% phase - in) Purchase Accounting and Other Adjustments ▪ Gross credit mark equal to 1.50% of FVCB’s gross loans excluding PPP loans at closing, or ~$23.6 million ▪ Assumes projected provision reserve coverage of 1.00% on net - FVCB loan growth ▪ Core deposit intangible of ~$6.6 million, or 0.50% of non - time deposits; amortized 10 years using the Double Declining Balance methodology ▪ Assumes 0.50% pre - tax cost of cash and 21% tax rate on pro forma adjustments ▪ Assumes transaction closing of December 31, 2021 17

Diverse Pro Forma Revenue Profile with Strong Momentum


Net Interest Income 67%
$202.6M
2021 Annualized[1]
Fee Income 8%
Mortgage 25%

Commercially Focused

Strategic Partnerships and Flexible Operating Model

Mortgage Banking Provides Interest Rate Hedge

Unique Business Lines

		BRBS	FVCB	Pro Forma
	Commercial	✓	✓	✓
	Consumer	✓	✓	✓
	Retail	✓	✓	✓
Specialty Lines	Mortgage	✓		✓
Specialty Lines	FinTech	✓		✓
Specialty Lines	SBA	✓	✓	✓
Specialty Lines	Payments	✓	✓	✓
Specialty Lines	Govt. Contracting		✓	✓
Specialty Lines	Wealth	✓		✓
Specialty Lines	Insurance	✓		✓
Specialty Lines	Benefits	✓		✓

1) Revenue is annualized using combined 1Q'21 operating revenue of $50.7 million
Source: BRBS and FVCB filings

FVCBankcorp, Inc.
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Compelling Financial Impact For All Shareholders

Dominant Pro Forma Virginia Franchise



~$5B
Assets

~$625M
Market Cap

~$73M
Net Income[1]

Attractive Returns to BRBS

16%+
2022 And 2023 EPS Accretion[1]

~5.7%
TBV Dilution

~2.1
Year Earnback

Significant Upside to FVCB

~20%
FVCB '22 EPS Accretion[1]

$0.55
Dividend Per Share[2]

Strong Capital Position

> 11%
CET1 Ratio

> 14%
Total Capital Ratio

1) Assumes fully phased-in cost savings in FY2022
2) Annualized based on July 2021 quarterly dividend, declared at $0.12 per share of BRBS common stock
Note: Metrics based on preliminary merger analysis

FVCBankcorp, Inc.

19

Appendix: Additional Materials 20

Appendix: Non-GAAP Financial Measures

Pre-Tax Pre-Provision Income & Other Financial Metrics
(Dollars and shares in thousands, except per share data)

	For the Years Ended December 31, 2016	2017	2018	2019	2020	For the Three Months Ended September 30, 2021	For the Nine Months Ended September 30, 2021
Net Income							
Net income (GAAP)	$ 6,932	$ 7,690	$ 10,869	$ 15,828	$ 15,501	$ 4,682	$ 15,416
Add: Provision for loan losses	1,471	1,200	1,920	1,720	5,016	-	-
Add: Merger-related expenses	-	-	3,339	133	-	1,107	1,107
Add: Impairment loss related to branch closures	-	-	-	-	676	-	-
Add: Accelerated debt issuance costs						380	380
Add: Income tax expense	3,571	6,846	2,238	4,184	4,156	1,432	4,294
Pre-tax Pre-provision income (non-GAAP)	**$ 11,974**	**$ 15,736**	**$ 18,366**	**$ 21,865**	**$ 25,349**	**$ 7,601**	**$ 21,197**
Earnings per share (EPS)							
Weighted average common shares outstanding, diluted	10,922	11,545	12,822	14,825	14,134	14,612	14,555
EPS - diluted (GAAP)	$ 0.63	$ 0.67	$ 0.85	$ 1.07	$ 1.10	$ 0.32	$ 1.06
Pre-tax pre-provision EPS -diluted (non-GAAP)	$ 1.10	$ 1.36	$ 1.43	$ 1.47	$ 1.79	$ 0.52	$ 1.46
Return on average assets (ROAA)							
Average assets	$ 790,432	$ 955,892	$ 1,159,249	$ 1,449,769	$ 1,708,862	$ 2,048,531	$ 1,954,997
ROAA (GAAP)	0.88%	0.80%	0.94%	1.09%	0.91%	0.91%	1.05%
Pre-tax pre-provision ROAA (non-GAAP)	1.51%	1.65%	1.58%	1.51%	1.48%	1.48%	1.45%
Return on average equity (ROAE)							
Average equity	$ 77,829	$ 89,056	$ 116,992	$ 169,814	$ 182,818	$ 204,067	$ 198,609
ROAE (GAAP)	8.91%	8.63%	9.29%	9.32%	8.48%	9.18%	10.35%
Pre-tax pre-provision ROAE (non-GAAP)	15.39%	17.67%	15.70%	12.88%	13.87%	14.90%	14.23%

FVCBankcorp, Inc.

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Appendix: Non-GAAP Financial Measures

Adjusted Operating Efficiency Ratio
(Dollars in thousands)

	For the Years Ended December 31,					For the Three Months Ended September 30,	For the Nine Months Ended September 30,
	2016	2017	2018	2019	2020	2021	2021
Net interest income (GAAP)	$ 27,200	$ 32,107	$ 39,814	$ 48,063	$ 52,620	$ 14,479	$ 42,708
Add: Accelerated debt issuance costs	-	-	-	-	-	380	380
Adjusted net interest income (non-GAAP)	**$ 27,200**	**$ 32,107**	**$ 39,814**	**$ 48,063**	**$ 52,620**	**$ 14,859**	**$ 43,088**
Noninterest expense (GAAP)	$ 16,446	$ 19,346	$ 26,448	$ 28,877	$ 30,838	$ 9,426	$ 25,535
Less: Merger-related expenses	-	-	3,339	133	-	1,107	1,107
Less: Impairment loss related to branch closures	-	-	-	-	676	-	-
Adjusted operating noninterest expense (non-GAAP)	**$ 16,446**	**$ 19,346**	**$ 23,109**	**$ 28,744**	**$ 30,162**	**$ 8,319**	**$ 24,428**
Noninterest income (GAAP)	1,220	2,975	1,661	2,546	2,891	1,061	2,537
Efficiency ratio (GAAP)	57.87%	55.15%	63.77%	57.06%	55.55%	60.66%	56.44%
Adjusted operating efficiency ratio (non-GAAP)	57.87%	55.15%	55.72%	56.80%	54.34%	53.14%	53.86%

	For the Years Ended December 31,					For the Period Ended September 30,	
	2016	2017	2018	2019	2020	2020	2021
Tangible common equity (TCE)							
Shareholders' equity (GAAP)	$ 79,811	$ 98,283	$ 158,336	$ 179,078	$ 189,500	$ 184,490	$ 204,194
Less: Intangible assets	119	99	8,443	8,689	8,357	8,440	8,124
TCE (non-GAAP)	**$ 79,692**	**$ 98,184**	**$ 149,893**	**$ 170,389**	**$ 181,143**	**$ 176,050**	**$ 196,070**
Book value per share (GAAP)	$ 7.84	$ 9.04	$ 11.55	$ 12.88	$ 14.03	$ 13.69	$ 14.92
Tangible book value per share (non-GAAP)	$ 7.83	$ 9.03	$ 10.93	$ 12.26	$ 13.41	$ 13.06	$ 14.33

FVCBankcorp, Inc.
22

Financial Highlights

Financial Data as of 09/30/21
Dollars in Millions, Except Per Share Amounts

		2017	2018	2019	2020	YTD 2021
Balance Sheet	Total Assets	$1,053	$1,153	$1,537	$1,821	$1,997
	Total Loans, Net of Fees	$889	$994	$1,271	$1,466	$1,469
	Total Deposits	$928	$1,024	$1,286	$1,532	$1,709
	Total Equity	$98	$158	$179	$190	$204
Income Statement	Net Interest Income	$32.1	$39.8	$48.1	$52.6	$42.7
	Non Interest Income	$3.0	$3.0	$2.5	$2.9	$2.5
	Non Interest Expense	$19.3	$19.3	$28.9	$30.8	$25.5
	Net Income	$7.7	$10.9	$15.8	$15.5	$15.4
	Earnings Per Share	$0.67	$0.85	$1.07	$1.10	$1.06
Performance	ROAA [1]	0.80%	0.94%	1.09%	1.11%	0.91%
	ROAE [1]	8.63%	9.29%	9.32%	10.68%	9.18%
	Efficiency Ratio	57.2%	55.7%	57.1%	53.1%	56.4%
	Net Interest Margin	3.43%	3.51%	3.48%	3.28%	3.08%
Asset Quality	NPAs [2] / Assets	0.44%	0.57%	0.95%	0.52%	0.38%
	Reserves / Loans	0.87%	0.81%	0.81%	1.02%	0.98%
	NPLs [3] / Assets	0.07%	0.57%	0.70%	0.31%	0.18%
	NCO Ratio	(0.01%)	0.05%	0.05%	0.02%	0.05%
Bank Level Capital Ratios	Tier 1 Leverage Ratio	11.89%	11.79%	12.15%	11.65%	10.67%

(1) Performance ratios presented are calculated using annualized GAAP net income.
(2) Nonperforming assets defined as nonaccruals, loans past-due 90 days or more, and other real estate owned
(3) Nonperforming loans defined as nonaccruals and 90+ days past due

FVCBankcorp, Inc.

23

LOAN 5 - YEAR HISTORY 24 For the Period Ended 12/31/2016 12/31/2017 12/31/2018 12/31/2019 12/31/2020 9/30/2021 ($000s) C&I Portfolio Commercial & Industrial $ 99,314 $ 83,262 $ 121,864 $ 96,995 $ 265,866 $ 215,574 Owner Occupied CRE 104,881 120,965 157,486 205,892 182,851 195,492 Total C&I $ 204,195 $ 204,227 $ 279,350 $ 302,887 $ 448,717 $ 411,066 Commercial Real Estate Portfolio Nonowner Occupied CRE $ 267,740 $ 296,166 $ 385,778 $ 481,835 $ 532,956 $ 565,530 Multifamily 41,603 56,023 70,108 65,922 74,525 111,633 Construction & Development 74,543 122,729 153,046 214,827 221,469 207,060 Total CRE $ 383,886 $ 474,918 $ 608,932 $ 762,584 $ 828,950 $ 884,223 Other Loans Home Equity Lines $ 75,846 $ 82,819 $ 80,096 $ 69,530 $ 64,478 $ 45,317 Residential 1-4 80,704 86,253 130,482 114,932 104,470 118,656 Other Loans 23,472 40,460 37,883 31,791 19,468 9,824 Total Other $ 180,022 $ 209,532 $ 248,461 $ 216,253 $ 188,416 $ 173,797 Total Loans $ 768,103 $ 888,677 $ 1,136,743 $ 1,281,724 $ 1,466,083 $ 1,469,086

FVCB Business St r a t egy 25 FVCB aims to capitalize on market opportunities while maintaining disciplined and comprehensive credit underwriting. FVCB’s focus on providing high - touch, responsive, relationship - based client service allows it to compete effectively and exceed the needs of customers Opportunity Blueprint for Success Organic Growth • Focus on relationships, generating “sticky” sustainable, core deposits • Continue to bolster existing market share • Hire seasoned lenders to scalable lending structure Opportunistic Growth • Cultivate relationships with institutional investors • Capitalize on attracting experienced bankers and new customers due to bank consolidation in local markets Maintain Credit Quality • Strong risk management culture • Disciplined underwriting • Constantly managing and overseeing credit quality Superior Technology • Utilize strategic suite of superior products • Continue to attract and service larger, sophisticated commercial and governmental customers Profitability • Continued growth of return on assets and return on equity • Enhance net interest income • Leverage strong infrastructure to enhance efficient growth

F V C B F r anchise History Since inc e p t ion, F V C bank has succes s ful l y e x e cu t e d a s t r at e gic pla n f ocuse d o n o r g anic g ro wth and o p p ortu ni s t ic acquisitions without comp r omisin g ass e t quality o r financial discipline 26 (1) $13.00 for existing shareholders, $13.50 for new shares offered to the public Source : S&P Global Market Intelligence; Company documents June 2013 Follow - On Offering #3 $21.9mm @ $13.50 per share ($6.91 per share split adjusted) Q1 2010 Reache d sustained p r ofitability September 2010 Follow- O n Offe r ing #1 $6 . 3 m m @ $12 . 50 per sh are ($6.40 per share split adjusted) 2010 2013 2015 2016 2017 201 2 2018 May / June 2016 Five for Four Stock Split June 2016 $25.0 mm 6% Subdebt February 2012 Follow- O n Offe r ing #2 $6 . 7m m @ $13.00/$13.50 per share ($6.66/$6.91 per share split adjusted)¹ October 2012 Completed acquisition of 1 st Common w e a lth Bank of Virginia in A r lington, VA April / May 2015 Five for Four Stock Split quoted on OTCQX October 2015 Formed FVCBankcorp Holding Company May 2018 Announced acquisition of Colombo Bank in Rockville, MD September 2018 Initial Public Offering $36.9mm @ $20.00 per share October 2018 Completed acquisition of Colombo Bank in Rockville, MD 20 07 November 20 07 FVCbank is established $23mm offering @ $10 per share ($5.12 per share split adjusted) raised in 8 weeks August 2017 Private Reg. D Offering $10.0mm @ $20.00 per share ($16.00 per share split adjusted) September 2017 Five for Four Stock Split 2021 July 2021 Announced merger - of - equals with Blue Ridge Bankshares , Inc. August 2021 Announced acquisition of membership interest in Atlantic Coast Mortgage, LLC